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Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated February 3, 1999, accompanying the consolidated 1998 financial statements of Georgia Bancshares, Inc. and subsidiary included in the Annual Report for Main Street Banks, Inc. on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in the Registration Statement on Form S-3 of the aforementioned reports and to the use of our name as it appears under the caption "Experts".

                      /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
June 1, 2001

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS